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                                                                   EXHIBIT 99(b)

                        REVOCABLE PROXY OF BANK OF FIFE
                        SPECIAL MEETING OF SHAREHOLDERS

                               NOVEMBER 19, 1997


     The undersigned hereby appoints James L. Davis and Robert Oldright, and each of them (with full power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Bank of Fife common stock, $0.50 par value per share, held of record by the undersigned on October 15, 1997, at a Special Meeting of Shareholders to be held at the Bank's office located at 5501 Pacific Highway East, Fife, Washington on November 19, 1997, at 6:00 p.m., local time, and at any and all adjournments of such Meeting, as follows:

     1.  Merger Proposal.  A proposal to approve the merger of           FOR       AGAINST       ABSTAIN
         the Bank of Fife with and into Columbia State Bank, with        ---       -------       -------
         Columbia State Bank as the survivor, pursuant to the           [   ]        [   ]        [   ]
         Agreement and Plan of Reorganization and Merger dated
         as of July 30, 1997.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
                                ABOVE PROPOSAL.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. HOWEVER, IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
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     Please sign exactly as your name appears on this form of proxy.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder must sign. In the event that you are present and elect to vote at the Special Meeting or at any adjournment thereof, you must notify the Secretary of the Bank of Fife at the Special Meeting of your decision to terminate this proxy, and then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.


     The undersigned acknowledges that prior to the execution of this proxy, he or she received from the Bank of Fife, notice of the Special Meeting and a Joint Proxy Statement/Prospectus dated October _____, 1997.

Dated: ____________________, 1997


__________________________________       _______________________________________
PRINT NAME OF SHAREHOLDER                PRINT NAME OF SHAREHOLDER



__________________________________       _______________________________________
SIGNATURE OF SHAREHOLDER                 SIGNATURE OF SHAREHOLDER


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   PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                           POSTAGE PREPAID ENVELOPE.
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